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                             STOCK OPTION AGREEMENT


     This Stock Option Agreement ("Agreement") is made as of June 20, 1997 by and between Hansen Natural Corporation, a Delaware corporation (the "Company"), and Harold C. Taber, Jr. ("Holder").

                              Preliminary Recitals

                  A. Holder, the Company and Hansen Beverage Company ("HBC"), a wholly-owned subsidiary of the Company, are parties to that certain Severance and Consulting Agreement of even date herewith (the "Consulting Agreement"), providing for the termination of Holder's employment with HBC and HBC's engagement of Holder as a consultant.

                  B. Pursuant to the Hansen Natural Corporation Stock Option Plan, and that certain Stock Option Agreement dated as of June 30, 1995 between the Company and Holder (the "1995 Option Agreement"), the Company granted Holder a stock option (the "1995 Option") to purchase up to 180,000 shares of the Company's common stock, par value $.005 per share (the "Common Stock"), at a purchase price of $1.38 per share (the "1995 Exercise Price").

                  C. Pursuant to the Consulting Agreement the Company has agreed to grant to Holder a stock option to purchase shares of Common Stock at an exercise price equal to the 1995 Exercise Price, subject to the terms and conditions set forth below, in consideration of, among other matters, the termination of the 1995 Option Agreement and the cancellation of the 1995 Option.

                  NOW, THEREFORE, the Company and Holder agree as follows:

                  1. Grant of Stock Option. The Company hereby grants to Holder, subject to the terms and conditions set forth herein, the stock option ("Option") to purchase up to 100,000 shares of Common Stock, at the purchase price of $1.38 per share, such Option to be exercisable and exercised as hereinafter provided.

                  2. Exercise Period. The period during which the Option may be exercised shall commence on July 1, 1997 and shall expire on June 30, 1999 unless the Consulting Agreement is terminated by HBC for Cause (as defined in the Consulting Agreement) or unless the Consulting Agreement is terminated by reason of the death of Holder. If the Consulting Agreement is terminated by HBC for Cause, the Option shall expire as of the date the Consulting Agreement terminates. If the Consulting Agreement terminates due to Holder's death, then the Option may be exercised by the person or persons to which Holder's rights under this Agreement pass by will, or if no such person has such right, by his executors or administrators, within six months after the date of death, but no later than June 30, 1999.

                  3. Exercise of Option

                         (a) The Option may be exercised, to the extent exercisable by its terms, from time to time in whole or in part at any time prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which this Option is being exercised (the "Option Shares").

                         (b) Holder hereby agrees to notify the Company in writing in the event shares acquired pursuant to the exercise of this Option are transferred, other than by will or by the laws of the descent and distribution, within two years after the date indicated above or within one year after the issuance of such shares pursuant to such exercise.

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                  4. Payment of Purchase Price Upon Exercise. At the time of any exercise of the Option the purchase price of the Option shall be paid in full to the Company in either of the following ways or in any combination of the following ways:
                         (a)  By check or other immediately available funds.

                         (b) With property consisting of shares of Common Stock(The shares of Common Stock to be used as payment shall be valued as of the date of exercise of the Option at the Closing Price as defined below. For example, if Holder exercises the option for 4,000 shares at a total exercise price of $8,000, assuming exercise price of $2.00 per share, and the Closing Price is $5.00, he may pay for the 4,000 Option Shares by transferring 1,600 shares of Common Stock to the Company.)

                         (c) For purposes of this  Agreement,  the term "Closing
                    Price" means, with respect to the Company's Common Stock, the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way on the principal national securities exchange on which the securities are listed or admitted to trading; or, if they are not listed or admitted to trading on any national securities exchange, the last sale price of the securities on the consolidated transaction reporting system of the National Association of Securities Dealers ("NASD"), if such last sale information is reported on such system or, if not so reported, the average of the closing bid and asked prices of the securities on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") or any comparable system, if the securities are not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

                  5. Purchase for Investment; Resale Restrictions. Unless at the time of exercise of the Option there shall be a valid and effective registration statement under the Securities Act of 1933 ("`33 Act") and appropriate qualification and registration under applicable state securities laws relating to the Option Shares being acquired, Holder shall upon exercise of the Option give a representation that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, Holder shall execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent. Holder further agrees that he will not sell or transfer any Option Shares until he requests and receives an opinion of the Company's counsel or other counsel reasonably satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the `33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

                  6. Nontransferability. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Holder, the Option shall be exercisable only by Holder.

                  7. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock recapitalization, merger, consolidation, combination or exchange of shares, the kind of shares subject to the Option and the purchase price per share (but not the number of shares) shall be appropriately adjusted consistent with such change in such manner as the Board of Directors of the Company may deem equitable. In the event of a stock dividend or stock split the kind of shares, the purchase price per share and the number of shares shall be appropriately adjusted, consistent with such change in such manner as the Board of Directors may deem equitable. Any adjustment so made shall be final and binding on Holder. No adjustments shall be made that would have the effect of modifying an Option under Internal Revenue Code " 422 and 424.

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                  8. No Rights as Stockholder.  Holder shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to him of a certificate or certificates for such shares.

                  9. Compliance with Law and Regulation. This Agreement and the obligation of the Company to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Board of Directors of the Company shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the issue or purchase of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Moreover, the Option may not be exercised if its exercise or the receipt of shares of Common Stock pursuant thereto would be contrary to applicable law.

                  10. Tax Withholding Requirements. The Company shall have the right to require Holder to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Common Stock.

                  11. Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of stock shall be issued upon the exercise of the Option and the Company shall not be under any obligation to compensate Holder in any way for such fractional shares.

                  12. Notices. Any notice hereunder to the Company shall be addressed to it at its offices at 2401 East Katella Avenue, Suite 650, Anaheim, California 92806, Attention: Rodney C. Sacks with a copy to Benjamin M. Polk, Esq., Whitman Breed Abbott & Morgan, 200 Park Avenue, New York, New York 10166, and any notice hereunder to Holder shall be addressed to him at 1421 Brighton Street, La Habra, California 90631, subject to the right of either party to designate at any time hereafter in writing some other address.

                  13. Amendment. No modification,  amendment or waiver of any of
the  provisions  of  this  Agreement  shall  be  effective   unless  in  writing
specifically referring hereto, and signed by both parties.

                  14. Governing Law. This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

                  15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, Hansen Natural Corporation has caused this Agreement to be executed by a duly authorized officer and Holder has executed this Agreement both as of the day and year first above written.

                                                   HANSEN NATURAL CORPORATION



                                                   By:__________________________
                                                   Title:



-------------------------------
Holder


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